Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-109878 of PSB Holdings, Inc. on Form S-8 of our report dated June 18, 2009, appearing in this annual report on Form 11-K of the Peoples State Bank Profit Sharing 401(k) Plan for the year ended December 31, 2008.

Wipfli LLP

Wausau, Wisconsin

June 29, 2009